Exhibit 16.1

October 11, 2016

U. S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

Re:	Pacific Oil Company

File No. 333-144504

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated October 11, 2016 of Pacific Oil Company, and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ TAAD, LLP